Exhibit 99.1

RESIGNATION OF OFFICER

May 31, 2013

Board of Directors
Mass Hysteria Entertainment Company, Inc.

Gentlemen:

I tender my resignation as Chief Financial Officer, such resignation to be effective immediately.

Thank you in advance for your prompt attention to this matter.

Sincerely yours,

/s/ Alan J. Bailey

Alan J. Bailey

RESIGNATION OF DIRECTOR

May 31, 2013

Board of Directors
Mass Hysteria Entertainment Company, Inc.

Gentlemen:

I tender my resignation as a director of Mass Hysteria Entertainment Company, Inc., such resignation to be effective immediately.

My resignation as a director is not because of any disagreements with Mass Hysteria Entertainment Company, Inc. on matters relating to its operations, policies, and practices.

Thank you in advance for your prompt attention to this matter.

Sincerely yours,

/s/ Alan J. Bailey

Alan J. Bailey